UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 3, 2007

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY 14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)       Compensatory Arrangements of Certain Officers.

At a meeting held on April 3, 2007, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including its executive officers.

Approval of Fiscal 2008 Base Salaries

The Committee set annual base salaries, for the fiscal year ending February 29, 2008 (“FY 2008”), for certain of the Company’s senior management personnel, including its executive officers. The following table sets forth the annual base salary levels for Fiscal 2008 of those executive officers identified below:

Name And Position	FY 2008 Base salary
Richard Sands, Chairman of the Board and Chief Executive Officer	$1,081,600
Robert Sands, President and Chief Operating Officer	$ 886,912
Alexander L. Berk, Chief Executive Officer, Constellation Beers and Spirits	$ 632,485
Thomas S. Summer, Executive Vice President and Chief Financial Officer	$ 507,181

FY 2007 Incentive Award

The Committee determined that Alexander L. Berk would receive $548,316 to be paid as an annual incentive award under the Company’s Annual Management Incentive Plan (the “AMIP”) in accordance with its 2007 Fiscal Year Program for Executive Officers (the “2007 Program”). The amount of the award was calculated in accordance with the terms of the 2007 Program based on three variables: the participant’s management position, salary and achieved Company, including divisional, performance for the plan year. The award was based on a percentage of base salary. Performance targets were based on operating income, using the first-in, first-out method of accounting for inventory valuation before any adjustments are made for reserves. No AMIP awards under the 2007 Program were made to any of the Company’s other executive officers, including the executive officers other than Mr. Berk identified above.

FY 2007 Cash Bonus Awards

The Committee awarded discretionary cash bonuses to its executive officers, in recognition of efforts expended throughout the entire fiscal year ended February 28, 2007 and the results achieved during that time in order to further the business and initiatives of the Company. Each executive officer was awarded a bonus amount equal to 24.5% of salary, other than Richard Sands and Robert Sands who each were awarded a bonus amount equal to 42% of salary and Alexander Berk who was awarded a bonus amount equal to 4.9% of salary. The following table sets forth the cash bonus awards of those executive officers identified below:

Name	Award
Richard Sands	$ 436,348
Robert Sands	$ 357,805
Alexander L. Berk	$ 29,800
Thomas S. Summer	$ 119,175

Stock Option Awards

The Committee granted options to purchase shares of its Class A Common Stock under its Amended and Restated Long-Term Stock Incentive Plan (the “Stock Plan”) to certain of its management personnel, including its executive officers. The following table sets forth information regarding grants to those executive officers identified below:

Name	Number Of Stock Options (1)	Exercise Price Per Share (2)
Richard Sands	364,093	$ 20.79
Robert Sands	364,093	$ 20.79
Alexander L. Berk	208,550	$ 20.79
Thomas S. Summer	176,850	$ 20.79
_____________________________
(1) Each of the options granted has a 10-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment. One-fourth of the options become exercisable on each of the following anniversary dates: April 3, 2008, April 3, 2009, April 3, 2010 and April 3, 2011 provided that the option holder remains employed on that date. Under the terms of the Stock Plan, options become fully exercisable immediately in the event of a change in control.

(2) The exercise price is equal to the closing price of the Class A Common Stock on the New York Stock Exchange on April 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: April 9, 2007	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.